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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


David E. Hershberg, Chief Executive Officer of Globecomm Systems Inc., and Andrew C. Melfi, Chief Financial Officer of Globecomm Systems Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of Globecomm Systems Inc. on Form 10-K for the fiscal year ended June 30, 2003 (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Globecomm Systems Inc.



Date:  September 29, 2003              By: /s/ DAVID E. HERSHBERG
                                       --------------------------
                                       David E. Hershberg
                                       Chairman of the Board and
                                       Chief Executive Officer


                                       By:  /s/ ANDREW C. MELFI
                                       ------------------------
                                       Andrew C. Melfi
                                       Vice President, Chief Financial Officer
                                       and Treasurer

A signed original of this written statement required by Section 906 has been provided to Globecomm Systems Inc. and will be retained by Globecomm Systems Inc. and furnished to the Securities Exchange Commission or its staff upon request.